                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Pacific Century Financial Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP


Honolulu, Hawaii
June 29, 2001